Exhibit 3.2

Delaware	Page 1
The First State

I, KRISTOPHER E. KNIGHT, ACTING SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “PHOENIX CAPITAL GROUP HOLDINGS, LLC”, CHANGING ITS NAME FROM “PHOENIX CAPITAL GROUP HOLDINGS, LLC” TO “PHOENIX ENERGY ONE, LLC”, FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF JANUARY, A.D. 2025, AT 8 O`CLOCK A.M.

7377034 8100	Authentication: 202756219
SR# 20250220184	Date: 01-23-25

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 08:00 AM 01/23/2025 FILED 08:00 AM 01/23/2025 SR 20250220184 - File Number 7377034

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company:

Phoenix Capital Group Holdings, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

The name of the limited liability company is Phoenix Energy One, LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 23rd day of January, A.D. 2025.

By:	/s/ Lindsey Wilson
Authorized Person(s)

Name:	Lindsey Wilson
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